EXHIBIT 99.1


[REYNOLDS & REYNOLDS LOGO]                                            [UCS LOGO]
                                      NEWS
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    FIN O'NEILL TO BE CEO OF REYNOLDS AND REYNOLDS FOLLOWING MERGER WITH UCS

              COMBINED COMPANY TO OFFER BOTH ERA(R) AND POWER(R) AS
                          PART OF THE REYNOLDSYSTEM(TM)

DAYTON, OHIO, AUGUST 14, 2006 -The Reynolds and Reynolds Company (NYSE:REY) and Universal Computer Systems, Inc. (UCS), today announced that Fin O'Neill will be Reynolds' chief executive officer following its merger with UCS.

"There is no question as to who will be the boss: our customers," O'Neill said. "I am eager to show Reynolds' customers that Reynolds will continue to be Reynolds. I am delighted to lead the combined company and to continue to deliver on the Reynolds brand promise of having a singular focus on customer needs.

"Reynolds will continue to give its customers choices. No one will be forced to change systems. We'll offer the choice of the UCS POWER(R) software and the Reynolds ERA(R) software as part of the core REYNOLDSYSTEM(TM).

"As the two companies come together, there will be no disruption of service. Customers have my word that their investments will be protected, regardless of their platform. Both the ERA and POWER systems will be sold, installed, supported and enhanced for decades to come for the hundreds of thousands of dealership employees who rely on them," O'Neill said.

Reynolds and UCS announced a definitive agreement August 8 to merge their two organizations to create the world's pre-eminent dealer services company. The transaction is subject to approval by Reynolds shareholders and regulatory clearances.

The combined company will continue to be named The Reynolds and Reynolds Company, with the products and services of both Reynolds and UCS marketed under the Reynolds brand. The UCS brand will be discontinued. Reynolds will continue to have headquarters and principal operations in Dayton, Ohio.

Reynolds expects to schedule a special meeting of its shareholders during the fourth quarter of calendar year 2006 to vote on the transaction.


CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to obtain shareholder approval required for the transaction; (2) Reynolds may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Reynolds or cause the parties to abandon the transaction; (3) conditions to the closing of


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the transaction may not be satisfied; (4) Reynolds may be unable to achieve cost reduction and revenue growth plans; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (7) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction;
(8) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT REYNOLDS

Reynolds and Reynolds (WWW.REYREY.COM) has helped automobile dealers sell cars and take care of customers since 1927. Today, more than 15,000 dealers worldwide rely on Reynolds to help run their dealerships. In the U.S. and Canada, the REYNOLDSYSTEM(TM) combines comprehensive solutions, experienced people and proven practices that drive total dealership performance through a full range of retail Web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Internationally, Reynolds serves dealers in more than 35 countries through a broad range of retailing solutions and consulting services.

ABOUT UNIVERSAL COMPUTER SYSTEMS

Universal Computer Systems offers a comprehensive solution for the computing and business needs of automobile dealerships. The company is the leader in innovation for dealership computer systems. Throughout the 1980s, 1990s, and into the new millennium, Universal Computer Systems has been the first to introduce many of the dealership software applications available today. As a result of this aggressive software development, Universal Computer Systems meets and exceeds every dealership software need.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, a proxy statement of Reynolds and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REYNOLDS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Reynolds at http://www.sec.gov, SEC's Web site. Free copies of Reynolds' SEC filings are also available on Reynolds' Web site at www.reyrey.com.


PARTICIPANTS IN THE SOLICITATION

Reynolds and its executive officers and directors and Universal Computer Systems may be deemed, under SEC rules, to be participants in the solicitation of proxies from Reynolds' shareholders with respect to the proposed transaction. Information regarding the officers and directors of Reynolds is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on May 15, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.


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CONTACT INFO:

REYNOLDS                                  UNIVERSAL COMPUTER SYSTEMS

Mark Feighery                             Trey Hiers
937.485.8107                              713.718.1822
MARK_FEIGHERY@REYREY.COM                  TREYHIERS@UNIVERSALCOMPUTERSYSTEMS.COM


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